Dryden Short-Term Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                                             March 27, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden Short-Term Bond Fund,
Inc.
          File Nos. 33-22363 and 811-05594

   On behalf of the Dryden Short-Term Bond Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.




                                        Very truly yours,
                                        /s/ M. Sadiq
                                   Peshimam
                                        M. Sadiq Peshimam
                                        Assistant Treasurer